UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Medical Information Technology, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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MEDICAL INFORMATION TECHNOLOGY, INC.
2010 CHAIRMAN'S LETTER TO SHAREHOLDERS

To our Shareholders:

2009 was a good year considering the slow start due to the uncertainty caused by the 2008 year-end financial crisis and the 2009 impending health care reform. We ended 2009 achieving record product bookings and a record year-end product backlog. The key financial results are as follows:

  total revenue was $393.0M, down 1.2%
  operating income was $119.9M, down 7.8%
  net income was $81.8M, up 129.4%
  shareholder equity was $380.4M, up 7.6%
  net income per share was $2.29, up 129.2%
  shareholder equity per share was $10.62, up 7.2%
  dividends paid per share were $2.52, no change

We commend the flexibility and resourcefulness of MEDITECH's staff and extend our gratitude to those whose efforts produced these results:

  to those who design and develop our products,
  to those who market and sell our products and services,
  to those who install our products and provide our services, to those who send out the bills and pay our salaries, and
  to the administrative and operations staff helping us all.

In addition, we thank MEDITECH's management for their dedication and loyalty and MEDITECH's Board of Directors for their valuable advice and active participation.

We appreciate the support of our Shareholders and look forward to seeing you at the 2010 Annual Meeting on Monday, April 26, 2010. We are providing herein the Formal Notice for the upcoming Annual Meeting of Shareholders, the Proxy Statement and the 2009 Annual Report on Form 10-K, which includes MEDITECH's Audited Financial Statements for the year just ended. Also, your individual Proxy Page and Statement of Stock Ownership as of March 26, 2010, is included in this distribution.

A. Neil Pappalardo
Chairman and CEO
March 26, 2010

MEDICAL INFORMATION TECHNOLOGY, INC.
FORMAL NOTICE OF THE 2010 ANNUAL MEETING

To the Shareholders of Medical Information Technology, Inc.:

The 2010 Annual Meeting of Shareholders of Medical Information Technology, Inc. will be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts 02021, on Monday, April 26, 2010 at 8:30am for the following purposes:

  to consider and act upon a proposal to elect a Board of six Directors for the ensuing year to serve until the 2011 Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified, to consider and act upon a proposal to ratify the selection of Ernst & Young LLP as MEDITECH's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010 and to consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

By order of the Board of Directors

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
March 26, 2010

MEDICAL INFORMATION TECHNOLOGY, INC.
2010 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. ("MEDITECH") for use at the 2010 Annual Meeting of Shareholders to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts 02021, on Monday, April 26, 2010 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Formal Notice of the 2010 Annual Meeting.

RECORD DATE

The Board has fixed the close of business on March 26, 2010, as the record date for the determination of Shareholders of MEDITECH's common stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). As of the Record Date there were 36,066,164 shares of common stock issued and outstanding and each such share is entitled to one vote at the Annual Meeting.

ANNUAL REPORT TO SHAREHOLDERS

This Proxy Statement and the enclosed Proxy Page, along with the 2009 Annual Report on Form 10-K, which includes MEDITECH's Audited Financial Statements for the year just ended, is being disseminated to all Shareholders on March 26, 2010. MEDITECH will provide additional copies free of charge to its Shareholders upon request. Such requests should be directed to Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. In addition, Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2009 Annual Report on Form 10-K and other SEC filings.

QUORUM

A quorum of Shareholders is necessary to hold a valid Annual Meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed Proxy Page, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for use at the Annual Meeting is being made by the Board. The cost of soliciting proxies will be borne by MEDITECH. Proxies may be solicited, in person or by telephone, by Officers and regular employees of MEDITECH, who will receive no compensation for their services other than their normal salaries.

VOTING OF PROXIES

You can vote on matters which come before the Annual Meeting either by signing and returning the enclosed Proxy Page or by coming to the Annual Meeting and voting by ballot there.

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares "FOR" the election of each of the nominees for Director and "FOR" the ratification of the selection of Ernst & Young LLP as MEDITECH's Independent Registered Public Accounting Firm for 2010. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Annual Meeting. There are three ways to revoke your proxy: (1) you may send in another Proxy Page with a later date; (2) you may notify MEDITECH's Clerk in writing before the Annual Meeting that you have revoked your proxy; or (3) you may vote by ballot at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and return it promptly. If you do attend the Annual Meeting, you may vote your shares by ballot even though you have sent in your Proxy Page. However, simply attending the Annual Meeting will not revoke your proxy if you do not vote by ballot at the Annual Meeting.

PROPOSAL ONE: TO ELECT A BOARD OF DIRECTORS

The Board of Directors has nominated A. Neil Pappalardo, Lawrence A. Polimeno, Roland L. Driscoll, Edward B. Roberts, Morton E. Ruderman and L. P. Dan Valente for election as the six Directors at the 2010 Annual Meeting. The Board expects all nominees to attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR ALL SIX NOMINEES" LISTED ABOVE.

The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to elect each of the nominees as a Director. If you do not vote for a particular nominee, or if you indicate "WITHHOLD AUTHORITY" for all nominees on your Proxy Page, your vote will not count either "FOR" or "AGAINST" such nominee(s). Each of the nominees has agreed to serve as a Director if elected, and MEDITECH has no reason to believe any nominee will be unable to serve. However, if any nominee should become unavailable, your shares will, to the extent they were to be voted in favor of such nominee, be voted for another nominee, if any, proposed by the Board.

COMMUNICATION WITH THE BOARD

MEDITECH Shareholders may recommend candidates to the Board for consideration as potential Directors by submitting their names and appropriate background and biographical information. This information should be provided prior to the January Board meeting for the Board to have the opportunity to consider these candidates in the same manner as it considers other Board candidates.

MEDITECH Shareholders may send communications to the full Board or to specific Directors in care of Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. The Clerk will forward copies of such communications directly to the full Board or to specific Directors as requested.

DIRECTORS, EXECUTIVE OFFICERS OF THE COMPANY AND CORPORATE GOVERNANCE

All Directors are elected each year at the Annual Meeting of Shareholders. All Officers are elected at the first meeting of the Board following the Annual Meeting of Shareholders and hold office for one year. The positions held by each Director and Officer of MEDITECH on March 26, 2010, are shown below. There are no family relationships among the following persons.

Director or Officer	Age	Position with MEDITECH

A. Neil Pappalardo	67	Chairman, Chief Executive Officer and Director
Lawrence A. Polimeno	68	Vice Chairman, Prior President and Director
Roland L. Driscoll	81	Director
Edward B. Roberts	74	Director
Morton E. Ruderman	73	Director
L. P. Dan Valente	79	Director
Howard Messing	57	President and Chief Operating Officer
Barbara A. Manzolillo	57	Treasurer, Chief Financial Officer and Clerk
Stuart N. Lefthes	57	Vice President of Sales
Christopher Anschuetz	57	Vice President of Technology
Robert G. Gale	63	Senior Vice President of Product Development
Joanne Wood	56	Vice President of Client Service
Steven B. Koretz	58	Vice President of Implementation
Hoda Sayed-Friel	52	Vice President of Marketing
Michelle O'Connor	44	Vice President of Product Development

The address of all Officers and Directors is in care of Medical Information Technology, Inc., MEDITECH Circle, Westwood, MA 02090. The following is a description of the business experience during the past five years of each Director and Officer.

A. Neil Pappalardo, founder of MEDITECH, is the Chairman and Chief Executive Officer, and has been a Director since 1969. He is also a Director of Palomar Medical Technologies, Inc.

Lawrence A. Polimeno has been the Vice Chairman since 2002, was President and Chief Operating Officer prior to that, has been a Director since 1985, and has been with MEDITECH since 1969.

Roland L. Driscoll, retired Chief Financial Officer of MEDITECH, has been a Director since 1985 and had been with MEDITECH since 1972 prior to his retirement in 1990.

Edward B. Roberts, co-founder of MEDITECH, is the David Sarnoff Professor of Management of Technology at the Sloan School of Management at the Massachusetts Institute of Technology, and has been a Director since 1969. He is also a Director of Sohu.com Inc.

Morton E. Ruderman, co-founder of MEDITECH, is Chief Executive Officer of CRES Development, a real estate developer, and has been a Director since 1969.

L. P. Dan Valente is Executive Chairman of Palomar Medical Technologies, Inc., retired Senior Vice President of EG&G, Inc. and has been a Director since 1972. He is also a Director of MKS Instruments.

Howard Messing has been the President and Chief Operating Officer since 2002, was the Executive Vice President prior to that, and has been with MEDITECH since 1974.

Barbara A. Manzolillo has been the Treasurer, Chief Financial Officer and Clerk since 1996, was the Treasurer prior to that, and has been with MEDITECH since 1975.

Stuart N. Lefthes has been the Vice President of Sales since 1997, was a Senior Manager prior to that, and has been with MEDITECH since 1983.

Christopher Anschuetz has been the Vice President of Technology since 1995, was a Senior Manager prior to that, and has been with MEDITECH since 1975.

Robert G. Gale has been the Senior Vice President of Product Development since 2007, was a Vice President of Product Development prior to that, and has been with MEDITECH since 1976.

Joanne Wood has been the Vice President of Client Service since 1995, was a Senior Manager prior to that, and has been with MEDITECH since 1983.

Steven B. Koretz has been the Vice President of Implementation since 1997, was a Senior Manager prior to that, and has been with MEDITECH since 1982.

Hoda Sayed-Friel has been the Vice President of Marketing since 2003, was a Senior Manager prior to that, and has been with MEDITECH since 1986.

Michelle O'Connor has been the Vice President of Product Development since 2007, was a Senior Manager prior to that, and has been with MEDITECH since 1988.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors oversees MEDITECH's business affairs and monitors the performance of management, but is not involved in the day-to-day operations. The Directors meet regularly with the CEO, the COO, the CFO, other officers and our independent registered public accounting firm; read reports and other materials; and participate in Board and committee meetings. The Board currently consists of 6 members. During 2009 the Board held 4 regularly scheduled quarterly meetings and all 6 members attended all 4 meetings. Messrs. Driscoll, Roberts, Ruderman and Valente are "independent" as defined by the rules of the NYSE and NASDAQ.

The Board of Directors has an Audit Committee, an Executive Compensation Committee and a Charitable Contribution Committee. During 2009 each committee member attended all committee meetings. The following is a description of the committees.

The Audit Committee consists of Messrs. Driscoll and Valente. Both members are former CPAs and audit committee financial experts within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended. The committee met 6 times in 2009 to review accounting practices and advise MEDITECH's CFO. In addition, the committee met with MEDITECH's Independent Registered Public Accounting firm and reviewed MEDITECH's business operations, industry, financial performance, business and financial risks, processes and controls, key policies, legal and regulatory requirements, code of ethical conduct and new or unusual transactions. The Committee does not have a written charter. The Committee submits its annual report to the Board of Directors each April.

The Executive Compensation Committee consists of Messrs. Ruderman and Roberts. This committee met once in 2009 to recommend the Chairman and Chief Executive Officer's annual salary, the criteria and amount for his bonus. The full Board of Directors annually approves the salary and bonus amount for each of the officers. The Committee does not have a written charter. MEDITECH is not aware of any compensation committee interlocks or relationships involving our executive officers or members of our Board requiring disclosure.

The Charitable Contribution Committee consists of Messrs. Pappalardo, Polimeno and Messing. This committee meets at least 6 times a year to review the criteria for the year's charitable contribution program, meets and evaluates each organization under consideration and determines the amount to be contributed to each organization for the year. During December 2009 the committee authorized the contribution of $715,000 to 43 cultural, educational and social service organizations within the greater Boston area.

The Board of Directors does not have a nominating committee. Instead, the full Board, because of its small size, carries out the duties of a nominating committee. The Board considers a broad range of characteristics related to qualifications, background and diversity of nominees based on MEDITECH's current business needs. The Board has not adopted written guidelines regarding nominees for Director.

The Board of Directors is actively involved in oversight of risks which could affect MEDITECH. The Board receives regular quarterly reports from Officers which cover topics such as financial, technological, regulatory and reputational risk. Once a year the full Board meets with all the Officers to review their performance and responsibilities.

During 2005 a Code of Ethical Conduct was created by management and adopted by the Board of Directors in an effort to outline the principles established at MEDITECH which help guide the actions of its staff, Officers and Directors. This Code sets forth ethical standards of conduct for all to follow and provides a framework for decision-making. This Code is intended to promote proper conduct at all levels of business in compliance with all applicable laws and regulations as well as to deter wrongdoing. The Code of Ethical Conduct is available on MEDITECH's web site and any waiver for senior management will be disclosed there as well.

EXECUTIVE COMPENSATION

There are no employment contracts providing for continued compensation in effect for any Officer of MEDITECH. MEDITECH has no Stock Award programs, no Stock Option programs and no Non-equity Incentive plans. The compensation received by MEDITECH's Chief Executive Officer, Chief Financial Officer and the three most highly compensated other Officers for the past 3 years ended December 31 is summarized in the following table. The deferred columns represent, respectively, the annual increase in the individual's balance in the MEDITECH Profit Sharing Plan and the individual's share of MEDITECH's annual contribution to this Plan.

Name and Position	Year	Salary	Bonus	Deferred	Deferred	Total

A. Neil Pappalardo	2009	$360,000	$21,782	$0	$0	$381,782
Chairman and Chief	2008	360,000	24,159	0	0	384,159
Executive Officer	2007	360,000	699,562	0	0	1,059,562

Lawrence A. Polimeno	2009	$180,000	$421,782	$49,933	$4,133	$655,848
Vice Chairman and	2008	180,000	524,159	77,597	4,844	786,600
Prior President	2007	180,000	499,562	119,586	5,074	804,222

Howard Messing	2009	$264,000	$421,782	$49,933	$4,133	$739,848
President and Chief	2008	264,000	549,159	77,597	4,844	895,600
Operating Officer	2007	264,000	549,562	119,586	5,074	938,222

Barbara A. Manzolillo	2009	$228,000	$321,782	$49,933	$4,133	$603,848
Treasurer and Chief	2008	228,000	24,159	77,597	4,844	334,600
Financial Officer	2007	228,000	349,562	119,586	5,074	702,222

Stuart N. Lefthes	2009	$216,000	$321,782	$49,933	$4,133	$591,848
Vice President	2008	216,000	349,159	77,597	4,844	647,600
of Sales	2007	216,000	349,562	119,586	5,074	690,222

Annual Cash Bonus: MEDITECH pays a Staff Bonus to all staff members, including officers, in recognition of services rendered by them during each calendar year. The individual portion of the Staff Bonus payable to each recipient is determined by prorating the sum of the recipient's last five years of cash compensation (capped at $600,000). MEDITECH also pays an Officer Bonus solely to the officers, in recognition of services rendered by them during the calendar year. The individual portion of the Officer Bonus payable to each recipient is determined by the Board. Cash bonuses are paid to the designated recipient during the following January. In light of MEDITECH's reduced net income for 2008, Mr. Pappalardo and Ms. Manzolillo requested the Board issue them only their share of the Staff Bonus and nothing from the Officer Bonus. Similarly because of MEDITECH's reduced revenue and operating profit for 2009, Mr. Pappalardo requested the Board issue him only his share of the Staff Bonus and nothing from the Officer Bonus.

Profit Sharing Plan: MEDITECH maintains a qualified defined contribution plan for all of MEDITECH's staff known as the Medical Information Technology, Inc. Profit Sharing Plan. All of the staff who have completed one year of service participate in the Plan. The Board of Directors sets the annual contribution which is allocated in proportion to total compensation of all eligible members for the Plan year (capped at $100,000). No allocation is allowable under this Plan to owners of 10% or more of MEDITECH's common stock. Contributions by members are not permitted. Benefits under the Plan are considered deferred compensation and become fully vested after five years of continuous service with MEDITECH. Members who have at least 20 years of service or who have incurred financial hardship may make in service withdrawals. Lump sum cash payment is made upon retirement, death, disability or termination of employment.

Compensation of Directors: The members of the Board of Directors who are not Officers of MEDITECH currently receive a fee of $8,000 for each quarterly meeting fully attended, with such fee being deemed to also cover any special meetings, conference or committee time, and incidental expenses expended by such directors on behalf of MEDITECH during the year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

January 25, 2010

To the Board of Directors of Medical Information Technology, Inc.:

In October 2009 the Board of Directors voted the cash amount for the Staff Bonus in recognition of services rendered by all the staff including Officers. They also voted the cash amount for the Trust Bonus contributed to the MEDITECH Profit Sharing Trust. They also voted the cash amount for the Officer Bonus in recognition of services rendered exclusively by the Officers.

In December 2009 the Executive Compensation Committee reviewed Mr. Pappalardo's annual salary and his individual cash bonus amount. The Committee recommended to the full Board that his salary remain the same as it has been since 1995 and that his bonus remain the same as 2008. The Committee also recommended to the full Board the number of shares to be offered to Mr. Pappalardo pursuant to the Stock Purchase Plan.

In January 2010 the full Board approved the salary and individual bonus amount for each of the Officers. Finally, the full Board continued its approval of the MEDITECH 2004 Stock Purchase Plan, specified the total number of shares to be offered to the staff and specified the number of shares to be offered to each Officer.

Morton E. Ruderman and Edward B. Roberts

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 26, 2010 with respect to the shares of common stock beneficially owned by each person known by MEDITECH to own more than 5% of MEDITECH's outstanding common stock, each Director of MEDITECH, each Executive Officer named in the Compensation Table and by all Directors and Officers of MEDITECH as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of	Number of Shares	Percentage
Shareholder,	of Common Stock	of Shares of
Director or Officer	Beneficially Owned	Common Stock

A. Neil Pappalardo*	13,836,624	38.36%
Morton E. Ruderman	4,532,704	12.57%
MEDITECH Profit Sharing Trust*	4,439,331	12.31%
Curtis W. Marble	3,500,000	9.70%
Lawrence A. Polimeno	1,050,000	2.91%
Edward B. Roberts	774,168	2.15%
Roland L. Driscoll	528,000	1.46%
Howard Messing	373,000	1.03%
Barbara A. Manzolillo	230,000	0.64%
Stuart N. Lefthes	103,000	0.29%
L. P. Dan Valente	100,000	0.28%
15 Directors and Officers as a Group*	21,883,046	60.67%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore is entitled to vote its shares in addition to his own 9,397,293 shares. Likewise the number of shares indicated for the 15 Directors and Officers as a Group includes the shares owned by the MEDITECH Profit Sharing Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To MEDITECH's knowledge, based solely on a review of the reports given to MEDITECH, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater-than-10% shareholders were satisfied in 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. Neil Pappalardo, Chairman, Chief Executive Officer and Director, purchased for cash from MEDITECH 25,000 shares of common stock at $37 per share in February 2008 and 25,000 shares of common stock at $37 per share in February 2010. No shares were purchase from MEDITECH during 2009.

Lawrence A. Polimeno, Vice Chairman, purchased for cash from MEDITECH 8,000 shares of common stock at $37 per share in February 2010. No shares were purchase from MEDITECH during 2008 and 2009.

Howard Messing, President and Chief Operating Officer, purchased for cash from MEDITECH 15,000 shares of common stock at $37 per share in February 2008 and 15,000 shares of common stock at $37 per share in February 2010. No shares were purchase from MEDITECH during 2009.

Barbara A. Manzolillo, Treasurer, Chief Financial Officer and Clerk, purchased for cash from MEDITECH 5,000 shares of common stock at $37 per share in February 2008 and 5,000 shares of common stock at $37 per share in February 2010. No shares were purchase from MEDITECH during 2009.

Stuart N. Lefthes, Vice President of Sales, purchased for cash from MEDITECH 5,000 shares of common stock at $37 per share in February 2008 and 5,000 shares of common stock at $37 per share in February 2010. No shares were purchase from MEDITECH during 2009.

L. P. Dan Valente, a Director, purchased for cash from MEDITECH 15,000 shares of common stock at $37 per share in February 2009. No shares were purchase from MEDITECH during 2008 and 2010.

PROPOSAL TWO: TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as MEDITECH's Independent Registered Public Accounting Firm for the year ending December 31, 2010. The Board does not expect a representative of Ernst & Young LLP to be present at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" PROPOSAL TWO AND RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the selection of the Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares voting on the matter. For this purpose, abstentions will not have any effect on the vote.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

January 25, 2010

To the Board of Directors of Medical Information Technology, Inc.:

We have reviewed and discussed with management MEDITECH's audited financial statements as of and for the year ended December 31, 2009.

We have discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Independent Registered Public Accounting Firm its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in MEDITECH's Annual Report on Form 10-K for the year ended December 31, 2009.

L. P. Dan Valente and Roland L. Driscoll

During 2009, Ernst & Young LLP's services included auditing MEDITECH's financial statements, reviewing unaudited quarterly financial information and discussing various accounting, tax, and regulatory matters. Fees paid for audit services rendered by Ernst & Young LLP for the three years ended December 31, 2009 is as follows:

	2007	2008	2009

Annual audit and quarterly reviews	$207,400	$305,000	$365,000
Annual audit of the Profit Sharing Trust	12,000	12,000	14,000
Tax or all other matters		10,000	50,000

	$219,400	$327,000	$429,000

It is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided to MEDITECH by its Independent Registered Public Accounting Firm and all such services for 2009 were pre-approved.

SHAREHOLDER PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

The Board of Directors carefully considers all proposals and suggestions from Shareholders. When adoption is in the best interest of MEDITECH and its Shareholders, and can be accomplished without Shareholder approval, the proposal will be implemented without inclusion in the proxy material or presentation to Shareholders for consideration at the Annual Meeting.

Examples of Shareholder suggestions which have been adopted over the years include improved procedures involving dividend payments and Shareholder disclosure materials, and changes or additions to the proxy material concerning such matters as abstentions from voting and confidentiality of Shareholder voting.

Shareholder proposals submitted for inclusion in MEDITECH's Proxy Statement and Proxy Page for next year's Annual Meeting must be received by MEDITECH at its corporate offices on or before November 26, 2010 and must comply with the rules of the SEC governing the form and content of such proposals, in order to be considered for inclusion in MEDITECH's Proxy Statement and Proxy Page. Any such proposals should be directed to Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to Shareholder proposals which are not included in MEDITECH's Proxy Statement as described above. However, the discretionary voting authority may be limited as to a proposal that is received by MEDITECH at the above address on or before February 9, 2011 and as to which the proponent satisfies certain SEC requirements.

STOCK PRICE PERFORMANCE

No public trading market exists for MEDITECH's common stock, and accordingly MEDITECH has not prepared a comparative performance graph as such. However, for shareholder reference, shown below are three comparative tables.

Table 1 shows the year-end fair values of MEDITECH's common stock as determined by MEDITECH's Board of Directors. Because MEDITECH does not believe it can reasonably identify a group of peer issuers, it has instead included for comparative purposes the corresponding year-end values for the S&P 600 small-cap index.

Table 1	2004	2005	2006	2007	2008	2009

MEDITECH common	$29.00	$32.00	$35.00	$37.00	$37.00	$37.00
S&P 600 small-cap	328.80	350.67	400.02	395.14	268.73	332.62

Table 2 shows the changes in the relative year-end values assuming an initial investment of $100 in each on December 31, 2003, without including any reinvestment of dividends received.

Table 2	2004	2005	2006	2007	2008	2009

MEDITECH common	$100.00	$110.34	$120.69	$127.59	$127.59	$127.59
S&P 600 small-cap	$100.00	$106.65	$121.66	$120.18	$81.73	$101.17

Table 3 shows the changes in the relative year-end values assuming an initial investment of $100 in each on December 31, 2003, but including the reinvestment of dividends received.

Table 3	2004	2005	2006	2007	2008	2009

MEDITECH common	$100.00	$117.24	$136.15	$153.26	$163.70	$174.85
S&P 600 small-cap	$100.00	$107.74	$124.02	$123.65	$85.23	$107.02

The information shown in the above tables is not necessarily indicative of future performance.

OTHER MATTERS

At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement. If any other matters should properly come before the meeting, the proxy holders have discretionary authority to vote their shares on any such matters according to their best judgment.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and mail it in the enclosed envelope which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
March 26, 2009

MEDICAL INFORMATION TECHNOLOGY, INC.
2010 PROXY PAGE

Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2009 Annual Report on Form 10-K and other SEC filings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of Medical Information Technology, Inc. ("MEDITECH") hereby appoints A. Neil Pappalardo and Barbara A. Manzolillo, and either of them acting singly, each with full power of substitution, as proxies to cast all votes which the undersigned Shareholder is entitled to cast at the Annual Meeting of Shareholders of MEDITECH to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts 02021, on Monday, April 26, 2010 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting").

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares "FOR" the election of each of the nominees for Director and "FOR" the ratification of the selection of Ernst & Young LLP as MEDITECH's Independent Registered Public Accounting Firm for 2010. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

The undersigned Shareholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of MEDITECH or by attending the Annual Meeting and voting in person by ballot.

The undersigned Shareholder hereby acknowledges receipt of the Formal Notice of Annual Meeting and Proxy Statement. The undersigned Shareholder hereby revokes any proxy or proxies heretofore given.

Please complete, date, sign and return promptly in the enclosed envelope. Please sign exactly as your name appears on the back of this Proxy Page. Joint owners should each sign individually. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized Officer who should state his or her title.

WILL YOU BE ATTENDING THE 2010 ANNUAL MEETING? _____

HAS YOUR ADDRESS CHANGED?

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

DO YOU HAVE ANY COMMENTS?

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

MEDICAL INFORMATION TECHNOLOGY, INC.
2010 PROXY PAGE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

MEDITECH'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" ALL SIX NOMINEES LISTED UNDER PROPOSAL 1 AND VOTE "FOR" PROPOSAL 2. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1. To elect the following nominees as the six Directors of MEDITECH to serve until the 2011 Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified:

[ ] FOR ALL NOMINEES

FOR SELECTED NOMINEES

[ ] A. Neil Pappalardo
[ ] Lawrence A. Polimeno
[ ] Roland L. Driscoll
[ ] Edward B. Roberts
[ ] Morton E. Ruderman
[ ] L. P. Dan Valente

[ ] WITHHOLD AUTHORITY

2. To ratify the selection of Ernst & Young LLP as MEDITECH's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010:

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

Please be sure to sign and date this Proxy Page.

The undersigned Shareholder authorizes the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: ____________________________________________

NUMBER OF SHARES AS OF MARCH 26, 2010: ___________________________

SIGNATURE: ________________________________ DATE: ________________